EXHIBIT 4.4
WRITTEN CONSENT
OF THE STOCKHOLDERS
OF
LAREDO OIL, INC.
a Delaware corporation

December 1, 2014

The undersigned, being the holders of at least a majority of the issued and outstanding common stock of Laredo Oil, Inc., a Delaware corporation (the “Company”), do hereby, pursuant to the provisions of Section 223 of the Delaware General Corporation Law, consent to and approve the following resolutions and each and every action effected thereby:

1.	Amendment of Incentive Plan.

WHEREAS, it is proposed that the Company increase the number of shares issuable under the Laredo Oil, Inc. 2011 Equity Incentive Plan (the “Plan”) by 5,000,000 shares, to an aggregate of 15,000,000 shares; and

WHEREAS, the Board of Directors authorized and approved the amendment of the Plan on December 1, 2014, and have recommended that the stockholders adopt and approve the amendment to the Plan.

NOW, THEREFORE, IT IS RESOLVED, that Section 4(a) of the Plan is amended and restated to read in its entirety as follows (the “Amendment to the Plan”):

“4.           Shares Subject to the Plan

(a)           Share Reserve.  Subject to the provisions of Section 11(a) relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards will consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan will not exceed 15,000,000 shares of Common Stock, all of which may be used for Incentive Stock Options or any other Awards.”

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to take such actions that may be necessary for the registration of the Amendment to the Plan under the applicable securities laws or as may be necessary to obtain exemptions from any such qualification requirements under any applicable state or federal securities law, including without limitation the preparation and filing of an amendment to its Form S-8.

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to submit the Amendment to the Plan to the Company’s stockholders for approval as soon as practicable within the next 12 months and to prepare, execute, and deliver appropriate materials in connection with the submission of the Amendment to the Plan for such stockholder approval.

RESOLVED FURTHER, that subject to such stockholder approval, the Board of Directors hereby sets aside and reserves an aggregate of 15,000,000 shares of Common Stock (subject to adjustment as provided in the Plan), plus such securities as may be issued pursuant to the antidilution provisions of the Plan (any such adjustments to the number or type of shares to be issued or transferred and delivered upon the exercise of the Options (as defined in the Plan) under the Plan, the Restricted Stock Agreements and/or Stock Option Agreements to be made in accordance with the terms thereof and at the time provided therein and any increase in the number or type of securities therein and any increase in the number or type of securities reserved for issuance or transfer and delivery upon the exercise of the Options to be made automatically and without action on the part of the Board of Directors at such time); that the shares issuable by the Company upon exercise of the Options shall be issued in accordance with the terms of the Plan and the Restricted Stock Agreements and/or Stock Option Agreements.

2.	General Authorization.

RESOLVED, that the officers of the Company are hereby severally authorized to (a) sign, execute, certify to, verify, acknowledge, deliver, accept, file, and record any and all agreements, instruments and documents and (b) take, or cause to be taken, any and all such action, in the name and on behalf of the Company or otherwise, as (in such officer’s judgment) shall be necessary, desirable, or appropriate in order to effect the purposes of the forgoing resolutions.

RESOLVED FURTHER, that any and all action taken by any proper officer of the Company prior to the date this written consent is actually executed in effecting the purposes of the foregoing resolutions is hereby ratified, approved, confirmed, and adopted in all respects.

3.	Counterparts and Facsimile Signatures.

RESOLVED, that this written consent may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

RESOLVED FURTHER, that each such multiple counterpart of this written consent may be transmitted via facsimile, email or other similar electronic means and executed by one or more of the undersigned, and a facsimile, email or other electronic transmission of the signature of one or more of the undersigned shall be deemed an original signature for all purposes and have the same force and effect as a manually-signed original.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this written consent as of the dates shown below.

No. of Common Shares Owned:	/s/ Mark See
12,844,269	Mark See, Stockholder
	Date Signed:	12/3/14

BEDFORD HOLDINGS, LLC

No. of Common Shares Owned:	By:	/s/ Mark See
12,829,269	Name:	MARK SEE
	Title:	PRESIDENT
	Date Signed:	12/3/14

DARLINGTON, LLC

No. of Common Shares Owned:	By:	/s/ Wendy See
5,423,138	Name:	Wendy See
	Title:	President
	Date Signed:	12/3/14

	Date:	12/3/14

SIGNATURE PAGE TO
WRITTEN CONSENT OF THE STOCKHOLDERS OF
LAREDO OIL, INC.